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                                                                    EXHIBIT 10.3

                              AMENDMENT NUMBER ONE
                                       TO
                 AMENDED AND RESTATED TENANT INCENTIVE AGREEMENT

         This AMENDMENT NUMBER ONE TO AMENDED AND RESTATED TENANT INCENTIVE AGREEMENT (the "Amendment") is entered into on this 9th day of June, 2000, by and between PRISON REALTY TRUST, INC. (formerly, Prison Realty Corporation), a Maryland corporation (the "Company"), and CORRECTIONS CORPORATION OF AMERICA (formerly Correctional Management Services Corporation), a Tennessee corporation ("CCA"). For purposes of this Amendment, any reference in this Amendment or any reference in the Tenant Incentive Agreement (as defined) to "CMSC" shall be deemed to be a reference to CCA.

                                   WITNESSETH:

         WHEREAS, the Company and CCA are parties to that certain Amended and Restated Tenant Incentive Agreement, dated as of May 4, 1999 (the "Tenant Incentive Agreement"), pursuant to which the Company agreed to make certain incentive payments to CCA;

         WHEREAS, the purpose of the Tenant Incentive Agreement was to induce CCA to lease from the Company certain operational correctional and detention facilities (the "Facilities") and certain start-up and additional facilities (the "Additional Facilities"); and

         WHEREAS, the Company and CCA desire to amend certain terms and provisions of the Services Agreement.

         NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Effective January 1, 2000, and subject to the terms and provisions and the satisfaction of the conditions set forth hereinafter, the Tenant Incentive Agreement shall be amended by striking out Section 1 of the Tenant Incentive Agreement, reading as follows:

                  1. Tenant Incentive. As an incentive to CMSC to lease and continue to lease the Facilities and Additional Facilities from the Company, the Company agrees to pay to CMSC a fee equal to (a) $840 multiplied by the total number of beds at each Facility leased by CMSC, and (b) $4,000 multiplied by the total number of beds at each Additional Facility leased by CMSC. The amount of such fees shall be payable in cash upon execution of the applicable lease agreement or at such other time as agreed upon by the parties. The amount of the incentive fee referenced in clause (b) of the first sentence hereof is intended to approximate the cost of preparing each Additional Facility for use by CMSC, including without limitation costs incurred by CMSC in ramping the facility to full occupancy.

and substituting therefor the following:

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                  1.       Tenant Incentive. As an incentive to CMSC to lease
         and continue to lease the Facilities and Additional Facilities from the Company, the Company agrees to pay to CMSC a fee equal to (a) $840 multiplied by the total number of beds at each Facility leased by CMSC, and (b) $4,000 multiplied by the total number of beds at each Additional Facility leased by CMSC. The amount of such fees shall be payable in cash upon execution of the applicable lease agreement or at such other time as agreed upon by the parties. The amount of the incentive fee referenced in clause (b) of the first sentence hereof is intended to approximate the cost of preparing each Additional Facility for use by CMSC, including without limitation costs incurred by CMSC in ramping the facility to full occupancy.

                  Notwithstanding the preceding paragraph, the Company shall make no payment, whether in cash or other consideration, to CMSC in satisfaction of its obligations under this Agreement prior to the termination of this Agreement at the time of the consummation of the Management OPCO Merger ( the "Payment Date"), provided, that, with respect to any such payments that would otherwise be due to CMSC in respect of this Agreement on or prior to the Payment Date, interest shall accrue on all such amounts from the due date to the date of payment at a rate per annum equal to the applicable non-default rate of interest that the Company is required to pay from time to time pursuant to Section 2.1(d) of the Company's Amended and Restated Credit Agreement, dated as of August 4, 1999, as amended by Waiver and Amendment dated June 9, 2000 (the "Credit Agreement"), which interest shall be due and payable on the Payment Date. "Management OPCO Merger" shall have the meaning set forth in the Credit Agreement.

                  Reference is made to that certain Second Master Amendment to Lease Agreements dated June 9, 2000 by and between CMSC, as tenant, and the Company, as landlord, whereby CMSC's payment of Base Rent for the period from January 1, 2000 through September 30, 2000 (the "Deferred Rent") has been deferred until September 30, 2000, except for specific limited amounts payable from time to time as expressly set forth therein (the "Limited Rent Payments"). The difference between the Deferred Rent and the Limited Rent Payments is referred to herein as the "Net Deferred Rent." Notwithstanding the other provisions hereof, in the event CMSC pays to Company and Company accepts any portion of the Net Deferred Rent prior to September 30, 2000 (the "Advance Rent Payments"), then, in such event, the Company shall pay to CMSC all fees accruing hereunder, in the same proportion as the Advance Rent Payments bear to the Net Deferred Rent.

                  In addition, in the event the Deferred Rent becomes due and payable in full by reason of the occurrence of a default by the Tenant under Paragraph 3 of the Second Master Amendment to Lease Agreements, then all fees which would have been payable by the Company under the Tenant Incentive Agreement as of the date of the acceleration of such deferred Rent, had such fees not been deferred pursuant to this Amendment shall become immediately due and payable to CMSC.

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                  2.       Authorization. Each party to the Amendment hereby
         represents and warrants that the execution, delivery, and performance of the Amendment are within the powers of each party and have been duly authorized by the party, the execution and performance of this Amendment by each party have been duly authorized by all applicable laws and regulations, and this Amendment constitutes the valid and enforceable obligation of each party in accordance with its terms.

                  3. Effect of Amendment. Except as modified or amended herein, all terms and provisions of the Tenant Incentive Agreement shall continue and remain in full force and effect.

                  4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one agreement.

                  5. Headings. Section headings are for convenience or reference only and shall not be used to construe the meaning of any provision in this Amendment.

                  6. Governing Law. This Amendment shall be construed in accordance with the laws of the State of Tennessee.

                  7. Severability. Should any part of this Amendment be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining portion.

                  8. Successors. This Amendment shall be binding upon and inure to the benefit of the respective parties and their permitted assigns and successors in interest.

                  9. Waivers. No waiver of any breach of any of the terms or conditions of this Amendment shall be held to be a waiver of any other or subsequent breach; nor shall any waiver be valid or binding unless the same shall be in writing and signed by the party alleged to have granted the waiver.

                  10. Entire Agreement. This Amendment constitutes the entire agreement of the parties hereto and supersedes all prior agreements and presentations with respect to the subject matter hereof.

                  11. Condition. It is an express condition of this Amendment that the provisions hereof shall be effective only upon the Company's receipt of such resolutions and/or fairness opinions as may be required pursuant to that certain First Supplemental Indenture between the Company and State Street Bank and Trust Company, as trustee, dated as of June 11, 1999. The Company agrees to provide to CMSC copies of all such resolutions and/or fairness opinions promptly following receipt thereof by the Company.


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                  IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                     PRISON REALTY TRUST, INC.,
                                     a Maryland corporation


                                     By: /s/ Thomas W. Beasley
                                        ---------------------------------------
                                     Its: Chairman of the Board of Directors
                                         --------------------------------------



                                     CORRECTIONS CORPORATION OF
                                     AMERICA,
                                     a Tennessee corporation


                                     By: /s/ Darrell K. Massengale
                                        ---------------------------------------
                                     Its: Chief Financial Officer and Secretary
                                         --------------------------------------




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